UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

PRIVATEBANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

120 S. LaSalle St. Suite 400 Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 564-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangement of Certain Officers

In connection with the Company’s year-end compensation planning and review process, effective January 28, 2010, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of PrivateBancorp, Inc. (the “Company”) and the Board approved amendments (“Amendments”) to certain previously granted performance share awards to modify the vesting provisions to provide for time vesting of the awards rather than performance vesting based on certain stock price appreciation targets established in 2007. The performance shares were awarded in late-2007 and 2008 to approximately 130 employees pursuant to the Company’s Strategic Long-Term Incentive Compensation Plan and the Company’s 2007 Long-Term Incentive Compensation Plan in connection with the recruitment of key employees to implement the Company’s transformational strategic plan. The Amendments do not change the number of shares, the vesting schedule, continued service requirements or any other terms or conditions set forth in the original awards.

The amended awards are intended to provide long-term incentives that continue to drive core operating performance and to position us to create long-term shareholder value, while also creating a meaningful retention benefit. The Company has not paid bonuses to executive officers or managing directors for 2009. The Amendments will be in lieu of implementing an annual equity compensation program for the participating employees for 2010. Each Amendment is contingent upon the holder’s acknowledgment and agreement that the Amendment and all other compensation arrangements are subject to compliance with executive compensation restrictions and requirements under the TARP Capital Purchase Program.

The number of performance shares affected by the Amendments which are held by our CEO and our current officers who were named executive officers in our 2009 proxy statement were: Larry D. Richman – 112,500; Bruce R. Hague – 37,500; Bruce S. Lubin – 37,500; and Kevin J. Van Solkema – 18,875. The Amendments do not affect our CFO, Mr. Killips, who did not receive a performance share award when he joined the Company in 2009. Additional information relating to the performance share awards can be found in our 2009 proxy statement.

Our CEO and executive officers named in our 2009 proxy statement separately agreed to surrender certain performance-vesting stock options granted in 2007 or 2008 in order to reduce the overhang and perceived dilutive effect of these prior awards since the criteria to allow the options to vest are not expected to be met. No amounts are payable with respect to the cancellation. The number of performance options surrendered by our CEO and our current officers who were named executive officers in our 2009 proxy statement were: Larry D. Richman – 140,625; Bruce R. Hague – 46,875; Bruce S. Lubin – 46,875; and Kevin J. Van Solkema – 23,438. Our CFO, Mr. Killips, did not receive any performance options when he joined the Company. Additional information relating to the performance option awards can be found in our 2009 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Dated: February 2, 2010	By:	/S/ Jennifer Evans
Jennifer Evans
General Counsel